Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of Bit Brother Ltd (the “Company”) on Form S-8 (file No. 333-267007) and Form F-3 (File No. 333-256628; 333-258355) of our report dated October 12, 2023 with respect to our audit of the consolidated financial statements of the Company for the year ended June 30, 2023, which report is included in this Annual Report on Form 20-F.

/s/ Audit Alliance LLP
Audit Alliance LLP Singapore October 12, 2023